Exhibit 5.2

Advocaten Notarissen Belastingadviseurs

To the Dutch Issuer, the Foreign Issuers and the Guarantor (as defined below)	Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 12 August 2025 Our ref. M44297104/1/20704470/OD	B.J. Boutellier E bas.boutellier@debrauw.com T +31 20 577 1442 F +31 20 577 1775

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of debt securities issued by the Dutch Issuer and the Foreign Issuers and guaranteed by the Guarantor

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V, (“De Brauw”) act as Dutch legal advisers to the Companies in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)	we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)

we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)

we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	FACTUAL RESEARCH

We have examined of the following documents:

(a)	A copy of:

(i)	the Registration Statement; and

(ii)	the Indenture filed as an exhibit to the Registration Statement, including the Guarantee.

(b)	A copy of:

(i)	each Company’s deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution;

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(ii)	each Board Certificate; and

(iii)	each Power of Attorney.

In addition, we have obtained the following confirmations on the date of this opinion:

(d)	Confirmation by telephone from the Chamber of Commerce that each Trade Register Extract is up to date.

(e)

Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that no Company is included on any Sanctions List.

(f)

In relation to each Company, confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that no Company is registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(iii)	Each electronic signature is a qualified electronic signature or the signing method used for it is sufficiently reliable.

(iv)	Each confirmation listed in paragraph 3 is true.

(b)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(c)	The Indenture, including the Guarantee, is entered into in the form referred to in this opinion without material deviation.

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(d)

(i)	The Board Regulations remain in force without modification.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification

(iii)	There is no works council (ondernemingsraad) the advice of which must be sought in respect of any Company’s filing of the Registration Statement.

(e)

(i)	Each party other than each Company expressed to be a party to it has validly entered into the Indenture, including the Guarantee and all Dutch Issuer Securities will have been validly issued.

(ii)	Where required, the Dutch Issuer Securities will have been validly authenticated in accordance with the Indenture.

(iii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign the Indenture, including the Guarantee, on behalf of each Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney (including, whether or not expressed, to sign by electronic signature).

(f)

When validly signed by all parties, the Indenture, including the Guarantee and the Dutch Issuer Securities are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

(g)	The Dutch Issuer and the Foreign Issuers are wholly owned subsidiaries of the Guarantor.

5	OPINION

Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of this opinion, we are of the following opinion:

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(a)

Each Company has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) or, in case of the Guarantor, a public limited liability company (naamloze vennootschap).

(b)

(i)

Each Company has the corporate power to enter into and perform the Indenture and, in the case of the Guarantor, to enter into and perform the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Dutch Issuer Securities.

(ii)

Each Company has taken all necessary corporate action to authorise its entry into and performance of the Indenture and, in the case of the Guarantor, to enter into and perform the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Dutch Issuer Securities.

(iii)	Each Company has validly signed the Registration Statement.

(c)

Each Company’s entry into and performance of the Indenture, and, in the case of the Guarantor, its entry into and performance of the Guarantee, and, in the case of the Dutch Issuer, the issue and performance of the Dutch Issuer Securities do not violate Dutch law or its articles of association.

(d)	When issued, the Dutch Issuer Securities will have been validly issued.

(e)

(i)	The choice of New York Law as the governing law of the Indenture, including the Guarantee, and the Dutch Issuer Securities is recognised.

(ii)

Dutch law does not restrict the validity and binding effect on and enforceability against each Company of the Indenture and, in the case of the Guarantor, the Guarantee, and, in case of the Dutch Issuer, the Dutch Issuer Securities.

(f)

(i)	The validity and binding effect on and enforceability against the Dutch Issuer of the submission to the jurisdiction of the New York Court in the Indenture, including the Guarantee:

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(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)

A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (A) the jurisdiction of the court has been based on an internationally generally accepted ground, (B) proper legal procedures have been observed, (C) the judgment does not contravene Dutch public policy, and (D) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York Law as the governing law of the Indenture, including the Guarantee, and the Dutch Issuer Securities:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indenture, including the Guarantee, was entered into or the Dutch Issuer Securities were issued (other than the choice of New York Law as the governing law of the Indenture, including the Guarantee, or the Dutch Issuer Securities) are located in one or more Member States of the European Union;

(ii)

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(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)

The binding effect and enforceability of the submission to the jurisdiction of the New York Court in the Indenture, including the Guarantee are subject to limited exceptions, including any exceptions applicable under the Brussels I-bis Regulation or the Lugano Convention.

(d)	Enforcement in the Netherlands of the Indenture, including the Guarantee, and the Dutch Issuer Securities is subject to Dutch rules of civil procedure.

(e)

The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) each Company’s entry into and performance of the Indenture, including the Guarantee, and the Dutch Issuer Securities violates Dutch law, and (ii) the Indenture, including the Guarantee, and the Dutch Issuer Securities are valid, binding and enforceable.

(f)	To the extent that Dutch law applies, any provision that the holder of a Dutch Issuer Security will be treated as its absolute owner may not be enforceable under all circumstances.

(g)

To the extent that Dutch law applies, title to a Dutch Issuer Security may not pass if (i) the Dutch Issuer Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Issuer Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

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(h)

(i)

To the extent that the terms of the Dutch Issuer Securities constitute general conditions within the meaning of article 6:231 BW, a holder of a Dutch Issuer Security may nullify (vernietigen) a provision therein if (A) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the terms and conditions, or (B) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances. If the holder of a Dutch Issuer Security is a natural person not acting in the conduct of a profession or trade.

(ii)	To the extent that the terms of the Guarantee are general conditions within the meaning of article 6:231 BW, paragraph 6(h)(i) applies accordingly in relation to each beneficiary of the Guarantee.

(i)

If any Dutch Issuer Security has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Dutch Issuer Security and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Dutch Issuer Security in a Dutch court may require that the holder of the Dutch Issuer Security submit a copy of the Indenture.

(j)

Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(k)

In any proceedings in a Dutch court for the enforcement of the Indenture, including the Guarantee, and the Dutch Issuer Securities, the court may mitigate amounts due in respect of litigation and collection costs.

(l)

If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association,

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and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity’s interest.

(m)

To the extent Dutch law applies, a legal act (rechtshandeling) performed by a person (including an agreement pursuant to which it guarantees the performance of another person’s obligations, or provides or agrees to provide security for its or another person’s obligations and any other legal act having a similar effect) may be nullified by (i) any of its creditors, or (ii), in case of bankruptcy, its bankruptcy trustee, if (A) it performed the act without an obligation to do so (onverplicht), (B) the creditor concerned or, in case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (C) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of a person’s bankruptcy, its bankruptcy trustee may nullify that person’s performance of any due and payable obligation (opeisbare schuld) (including an obligation to provide security for its or another person’s obligations) if (X) the recipient knew that a request for bankruptcy had been filed, or (Y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the person’s creditors.

(n)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)

A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(o)	We do not express any opinion on:

(i)	any specific terms of any Dutch Issuer Security (other than any terms set out in the Indenture);

(ii)	tax matters;

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(iii)	competition (including state aid) matters;

(iv)	financial assistance;

(v)	sanctions laws;

(vi)	in rem matters; and

(vii)

any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Registration, the Indenture, including the Guarantee, or the Dutch Issuer Securities to which this opinion relates.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon by Skadden, Arps, Slate, Meagher & Flom LLP for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

(i)

the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion;

(iii)	our liability in connection with this opinion is limited to the amount that is paid out in the specific case under our insurance, plus the applicable deductible; and

(iv)	the agreements in this paragraph 7 apply in addition to, and do not set aside, our General terms and conditions.

(c)	The Dutch Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

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(ii)	refer to De Brauw giving this opinion under the heading “5.2 Opinion of De Brauw Blackstone Westbroek N.V.” in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[Signature page follows]

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Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/Bas Boutellier

Bas Boutellier

Advocaat

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Annex 1 – Definitions

In this opinion:

“Brussels I-bis Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“Companies” means the Dutch Issuer and the Guarantor.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“Dutch Issuer” means NXP B.V., with seat in Eindhoven, the Netherlands, Trade Register number 17070622, and in relation to this Company:

(a)	“Board Certificate” means the certificate relating to the Dutch Issuer dated the date of this opinion.

(b)	“Corporate Resolutions” means each of the following:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer and each member of its management board individually and dated 18 March 2022;

(ii)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and each member of its management board individually and dated 13 May 2022; and

(iii)	a written resolution of its board (bestuur) including a power of attorney granted by it to each of Jennifer Wuamett and each member of its management board individually and dated 29 July 2025.

(c)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 8 August 2025.

“Dutch Issuer Securities” means any Securities issued by the Dutch Issuer and includes, in relation to an issue of Dutch Issuer Securities and where the context permits, the Indenture.

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“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Foreign Issuers” means each of:

(a)	NXP Funding LLC, with seat in Wilmington, Delaware, USA; and

(b)	NXP USA, Inc., with seat in Wilmington, Delaware, USA.

“Guarantee” means the guarantee as included in the Indenture.

“Guarantor” means NXP Semiconductors N.V., with seat in Eindhoven, the Netherlands, Trade Register number 34253298, and in relation to this Company:

(a)	“Board Certificate” means the certificate relating to the Dutch Issuer dated the date of this opinion.

(b)	“Board Regulations” means the rules governing the board of the Guarantor dated November 2023.

(c)	“Corporate Resolutions” means each of the following:

(i)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email;

(ii)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 6 May 2022, adopted by the managing directors via Boardvantage or via email; and

(iii)

a written resolution of its board (bestuur) including a power of attorney granted by it to each of Jennifer Wuamett, Luc de Dobbeleer and Timothy Shelhamer dated 30 July 2025, adopted by the managing directors via Boardvantage or via email.

(d)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 8 August 2025.

“Indenture” means the indenture for debt securities dated 16 May 2022 filed as exhibit 4.1 to the Registration Statement between the Dutch Issuer, the Foreign Issuers, the Guarantor and Deutsche Bank Trust Company Americas as trustee.

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“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Court” means any federal or state court sitting in the Borough of Manhattan, the city of New York.

“New York Law” means the laws of the State of New York.

“Power of Attorney” means the power of attorney included in the resolution of each Company’s management board referred to in the definition of “Corporate Resolution”.

“Registration” means the registration of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-3 dated 12 August 2025 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any debt securities to be issued under the Registration Statement under the Indenture (including the full and unconditional guarantee by the Guarantor of the debt securities) from the date of this opinion and includes, where the context permits:

(a)	the Securities in all forms referred to in this opinion and any coupons, talons, and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the terms included in the Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the European part of the Netherlands.

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